Exhibit 23.4

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rainmaker Systems, Inc.

Scotts Valley, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2005, relating to the financial statements of Quarter End, Inc. appearing in the Current Report on Form 8-K/A of Rainmaker Systems, Inc. dated April 25, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California

August 10, 2005